Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 27, 2008

between

PARTNERRE FINANCE A LLC,
Issuer

PARTNERRE LTD.,
Guarantor

to

THE BANK OF NEW YORK
Trustee

TABLE OF CONTENTS

Page
ARTICLE 1
Definitions

Section 1.01. Definitions of Terms	1

ARTICLE 2
General Terms and Conditions of the Notes

Section 2.01. Designation and Principal Amount	4
Section 2.02. Maturity	4
Section 2.03. Form and Payment	4
Section 2.04. Interest	5
Section 2.05. No Payment of Additional Amounts	5

ARTICLE 3
Redemption of the Notes

Section 3.01. Redemption	6
Section 3.02. Redemption Procedure for Notes	6
Section 3.03. Payment of Securities Called for Redemption	6

ARTICLE 4
No Sinking Fund

Section 4.01. No Sinking Fund	7

ARTICLE 5
Form of Note

Section 5.01. Form of Note	7

ARTICLE 6
Original Issue of Notes

Section 6.01. Original Issue of Notes	11

ARTICLE 7
Covenants

Section 7.01. Activities of the Company	12
Section 7.02. Use of Proceeds	12
Section 7.03. Proper Records	12
Section 7.04. Compliance with Laws	12
Section 7.05. Liens	12

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ARTICLE 8
Ranking

Section 8.01. Ranking	13

ARTICLE 9
Miscellaneous

Section 9.01. Ratification of Indenture	13
Section 9.02. Trustee Not Responsible for Recitals	13
Section 9.03. Governing Law	13
Section 9.04. Separability	14
Section 9.05. Counterparts	14

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of May 27, 2008 (the “First Supplemental Indenture”), among PartnerRe Finance A LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), PartnerRe Ltd., a company duly organized and existing under the Laws of Bermuda (the “Guarantor”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), supplementing the Indenture among the Company, the Guarantor and the Trustee, dated as of May 27, 2008 (the “Base Indenture”).

WHEREAS, the Company has executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s senior unsecured debentures, notes or other evidence of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this First Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.875% Senior Notes due 2018 (the “Notes”), which shall be in the form of senior unsecured notes, with specific terms and provisions, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in this Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, it is mutually covenanted and agreed as follows:

ARTICLE 1
Definitions

Section 1.01 .  Definitions of Terms.  Unless the context otherwise requires:

(a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa;

(e) headings are for convenience of reference only and do not affect interpretation;

(f) the following terms have the meanings given to them in this Section 1.01(f):

“Business Day” means any day that is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

“Company” shall have the meaning set forth in the preamble of this First Supplemental Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Indenture” has the meaning set forth in the preamble of this First Supplemental Indenture.

“Interest Payment Date” means each June 1 and December 1, commencing December 1, 2008.

“Interest Payment Period” means the semi-annual period, from and including an Interest Payment Date to but not including the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be determined from and including the date of initial issuance of the Notes (subject to Section 2.01(b)) to but not including December 1, 2008.

“Make-Whole Redemption Amount” means the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points.

“Maturity Date” means the date on which the Notes mature as specified in Section 2.02 hereof and on which the principal shall be due and payable together with all accrued and unpaid interest thereon.

“Notes” shall have the meaning set forth in the recitals of this First Supplemental Indenture.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC and a primary U.S. government securities dealer in New York City (“Primary Treasury Dealer”) selected by Wachovia Capital Markets, LLC, and their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case the Company shall substitute another Primary Treasury Dealer and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Regular Record Date” has the meaning set forth in Section 2.04(c).

“Securities” has the meaning set forth in the recitals of this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Record Date” has the meaning set forth in Section 2.04(c).

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Trustee” shall have the meaning set forth in the preamble of this First Supplemental Indenture.

ARTICLE 2
General Terms and Conditions of the Notes

Section 2.01 .  Designation and Principal Amount.  (a) There is hereby authorized a series of Securities designated the 6.875% Senior Notes due 2018, which shall be in the form of senior unsecured notes issued by the Company under this Indenture, unlimited in aggregate principal amount.

(b) The Company may, from time to time, subject to compliance with any other applicable provisions of this First Supplemental Indenture but without the consent of the Holders, create and issue pursuant to this First Supplemental Indenture an unlimited principal amount of additional Securities (in excess of any amounts theretofore issued) having the same terms and conditions to those of the other outstanding Securities, except that any such additional Securities (i) may have a different issue date and issue price from other outstanding Securities and (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Securities.

Section 2.02 .  Maturity.  The Maturity Date will be June 1, 2018.

Section 2.03 .  Form and Payment.  Except as provided in Section 2.04, the Notes shall be issued in fully registered certificated form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, bearing identical terms.  Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the Holder at such address as shall appear in the Security Register.

Section 2.04 .  Interest.  (a) The Notes will bear interest, accruing from the date of initial issuance, at the per annum rate of 6.875%, payable semi-annually on each Interest Payment Date, commencing on December 1, 2008.

(b) Interest payments will include accrued interest from and including the last date in respect of which interest has been duly paid or provided for to, but not including, the next succeeding Interest Payment Date or the date of redemption, as the case may be.  The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360 day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month.

(c) The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name the Notes is registered at the close of business on the day next preceding the Interest Payment Date; provided, that in the event the Notes will not continue to remain in book-entry form or are not in the form of a global certificate, the record date for each Interest Payment Date shall be the fifteenth day of the month preceding the month in which such Interest Payment Date occurs (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for within five Business Days of such Interest Payment Date shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may be paid to the Person in whose name the Notes is registered at the close of business on a special record date to be fixed by the Company in accordance with the terms of the Indenture (“Special Record Date”) for the payment of such interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such interest, notice whereof shall be given by the Trustee to the registered Holders of this series of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.05 .  No Payment of Additional Amounts.  Notwithstanding Section 10.04 of the Base Indenture, the Company will not be required to pay any Additional Amounts with respect to the Notes.

ARTICLE 3
Redemption of the Notes

The Company shall have the right to redeem the Notes in accordance with Article 11 of the Base Indenture as amended and supplemented by the following provisions.

Section 3.01 .  Redemption.  The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or
•	the Make-Whole Redemption Amount.

Section 3.02 .  Redemption Procedure for Notes.  Notwithstanding the provisions of Section 11.04 of the Base Indenture, the Company will mail, or cause the Trustee to mail, notice of every redemption of Notes by first class mail, postage prepaid, and addressed to the Holders of record of the Notes to be redeemed at such Holder’s respective last address appearing on the Company’s books. Any redemption pursuant to this Article 3 will be made upon not less than fifteen days nor more than sixty days notice before the date fixed for redemption to the registered Holder of the Notes. If the Notes are to be redeemed in part pursuant to Section 3.01, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee that the Trustee shall deem fair and appropriate. Any notice mailed as provided in this Section 3.02 shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of the Notes designated for redemption shall not affect the redemption of any other Notes. Each such notice given to a Holder shall state: (i) the date of redemption; (ii) the redemption price; (iii) that the Notes are being redeemed pursuant to this Indenture or the terms of the Notes together with the facts permitting such redemption; (iv) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed; (v) the place or places where the Notes are to be redeemed; and (vi) that interest on the Notes to be redeemed will cease to accrue on the date of redemption. Notwithstanding the foregoing or any provision of the Base Indenture, if the Notes are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Notes at such time and in any manner permitted by such facility. The redemption price shall be paid prior to 10:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption. The Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the redemption price of such Notes or any portion thereof which are to be redeemed on that date.

Section 3.03 .  Payment of Securities Called for Redemption.  If any notice of redemption has been given as provided in Section 3.02, the Notes or portion of the Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price. From and after such date, the Notes to be redeemed shall cease to bear interest. If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Notes shall, until paid, bear interest from the date of redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price. Upon presentation of any Notes redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, new Notes of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Notes so presented and having the same original issue date, Maturity Date and terms. If a global security is so surrendered, such new Notes will also be a new global security.

ARTICLE 4
No Sinking Fund

Article 12 of the Base Indenture shall be superseded by this Article 4 with respect to the Notes.

Section 4.01 .  No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 5
Form of Note

Section 5.01 .  Form of Note.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

[FORM OF FACE OF NOTE]

[IF THE NOTE IS TO BE A GLOBAL SECURITY, INSERT - THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

PARTNERRE FINANCE A LLC

6.875% Senior Notes due 2018

No. R-1	$250,000,000
CUSIP No. 70212FAA1

PARTNERRE FINANCE A LLC, a limited liability company organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION dollars ($250,000,000) on June 1, 2018.  The Company further promises to pay interest on said principal sum from May 27, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing on December 1, 2008, at the rate set forth above, until the principal hereof is paid or duly provided for.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months unless the period for which interest is to be paid consists of less than a thirty-day month, in which case it will be computed on the basis of the actual number of days elapsed per thirty-day month.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company in accordance with the terms of the Indenture, notice whereof shall be given by the Trustee to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), any interest on this Security will be made at the office or agency of the company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  May 27, 2008

PARTNERRE FINANCE A LLC

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of May 27, 2008 (herein called the “Base Indenture”), between the Company, the Guarantor, and The Bank of New York, as trustee (herein called the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of May 27, 2008 (the “First Supplemental Indenture” and the Base Indenture as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the

Company maintained under Section 10.02 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Global Security is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Base Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

ARTICLE 6
Original Issue of Notes

Section 6.01 .  Original Issue of Notes.  Notes in the aggregate principal amount not to exceed $250,000,000, except as provided in Section 2.01(b) hereof, may, upon execution of this First Supplemental Indenture, be executed by the

Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, President, any Executive Vice President, Chief Financial Officer, General Counsel or Corporate Secretary, without any further action by the Company.

ARTICLE 7
Covenants

Article 10 of the Base Indenture shall be supplemented by the following provisions.

Until all the principal of and interest on each Note have been paid in full, the Company covenants and agrees with the Holders that:

Section 7.01 . Activities of the Company.  The Company’s activities shall be limited to issuing senior or subordinated debt instruments and lending the proceeds from the sale of any such senior or subordinated debt instruments to PartnerRe U.S. Corporation on terms identical in all material respects to those of the issued debt instruments, and any other activities necessary or incidental to these activities.  For the avoidance of doubt, the Company shall have no employees, shall acquire no real property and shall incur no material obligations other than the senior or subordinated debt obligations referred to in this Section 7.01.

Section 7.02 .  Use of Proceeds.  The Company shall use the proceeds of the Notes to acquire debt instruments of PartnerRe U.S. Corporation on terms identical in all material respects to those of these Notes and shall hold such debt instruments for so long as any Note remains outstanding.  Any such debt instrument of PartnerRe U.S. Corporation shall be evidenced at all times by a note or agreement duly executed and delivered by PartnerRe U.S. Corporation.  The Company shall modify or waive the terms of any such debt instrument of PartnerRe U.S. Corporation only if and to the extent that the terms of the Notes have been modified or waived in accordance with the terms of the Indenture.

Section 7.03 .  Proper Records.  The Company will keep proper books of record and account in which complete and correct entries are made of all transactions relating to its business and activities.

Section 7.04 .  Compliance with Laws.  The Company will comply with all laws, rules, regulations and orders of any government agency applicable to it or its property, except where failures to do so could not, in the aggregate, result in a material adverse effect on its ability to satisfy its obligations on the Notes.

Section 7.05 .  Liens.  The Company shall not create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired; provided that nothing in this Section 7.05 shall prevent the creation, agreement to create, incurrence, assumption or existence of the following Liens:

(i) Liens in respect of banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository or other financial institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, and (y) such deposit account is not intended by the Company to provide collateral to the depository institution;

(ii) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(iii) judgment liens in respect of judgments that do not constitute an Event of Default; and

(iv) any extension, renewal or replacement of the foregoing Liens.

ARTICLE 8
Ranking

Section 8.01 .  Ranking.  The Notes shall be the Company’s senior unsecured indebtedness and shall rank equally with all of its other senior unsecured indebtedness from time to time outstanding.

ARTICLE 9
Miscellaneous

Section 9.01 .  Ratification of Indenture.  The Base Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 9.02 .  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

Section 9.03 .  Governing Law.  This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of

New York, and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within said State.

Section 9.04 .  Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.05 .  Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

PARTNERRE FINANCE A LLC, as Company

By:	/s/ John N. Adimari
	Name:	John N. Adimari
	Title:	Executive Vice President & CFO

By:	/s/ Thomas L. Forsyth
	Name:	Thomas L. Forsyth
	Title:	Executive Vice President, General Counsel & Secretary

PARTNERRE LTD., as Guarantor

By:	/s/ Patrick A. Thiele
	Name:	Patrick A. Thiele
	Title:	President and Chief Executive Officer

By:	/s/ Albert A. Benchimol
	Name:	Albert A. Benchimol
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Gregg Weissman
	Name:	Gregg Weissman
	Title:	Assistant Treasurer